UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 19, 2007, CryoCor, Inc. (the “Registrant”) announced that it needed three to eight additional patients in its atrial fibrillation pivotal trial to have an evaluable dataset of patients and to complete enrollment.

The Registrant has since clarified the estimated timing for completion of the clinical trial and currently expects to complete enrollment in its atrial fibrillation pivotal trial in the third quarter of 2007.

The statements in this Current Report that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. These include statements related to the number of patients needed in its atrial fibrillation pivotal trial to have an evaluable dataset of patients and the timing of when the Registrant will complete enrollment in its atrial fibrillation pivotal trial, each of which are prospective. Such statements are only predictions and reflect the Registrant’s expectations and assumptions as of the date of this press release based on currently available operating, financial, and competitive information. The actual events or results may differ materially from those projected in such forward-looking statements due to a number of factors, including risks involved with the Registrant’s ability to complete enrollment in its atrial fibrillation pivotal trial and submit a PMA for atrial fibrillation; and the other risks and uncertainties identified in the Registrant’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Registrant expressly disclaims any intent or obligation to update any of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

	By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: June 22, 2007